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                                                                       Exhibit 6


[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 for Destiny, issued through the General American Separate Account Eleven (File No. 333-83625). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By:  /s/ Stephen E. Roth
                                           ----------------------
                                              Stephen E. Roth

Washington, D.C.
April 29, 2002